[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT 10.34
AMENDMENT
This Amendment made and executed as of this 30th day of June, 2006 (hereinafter referred to as the “Amendment”) constitutes a valid and enforceable amendment to the Amended and Restated License and Supply Agreement of the 1st day of January, 2005, as amended (hereinafter referred to as the “Agreement”), between Orion Corporation, a corporation existing under the laws of Finland and having its principal office at Orionintie 1, 02200 Espoo, Finland (hereinafter referred to as “Orion”) and GTx Inc., a corporation existing under the laws of the State of Delaware, U.S.A. and having its principal office at 3 North Dunlap Avenue, Van Veet Building, Third Floor, Memphis, Tennessee 38163, USA (hereinafter referred to as “GTX”) (Orion and GTX collectively referred to herein as “Parties”).

WHEREAS,	the Parties have entered into the Agreement on January 1, 2005, as amended;

WHEREAS,	the Parties wish to amend the Agreement on the terms and conditions contained herein in order to agree on prices for European Territory (defined below) regarding the tablet containing [ * ] Toremifene; and to amend the Agreement on the terms and conditions with regard to marketing plans and reports of Orion Products sold in European Territory; and

WHEREAS,	the Parties wish that all other terms and conditions of the Agreement shall remain unchanged and shall be retained in full force and effect unless specifically agreed otherwise herein;
NOW, THEREFORE, in tending to be legally bound, and in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.	Unless indicated otherwise in this Amendment, the terms in this Amendment with initial letters capitalized, whether used in the singular or plural, shall have the meaning set forth in the Agreement.

2.	Prices for the tablet containing [ * ] Toremifene in European Territory
“European Territory” shall mean collectively the European Union (“EU”), Switzerland, Norway, Iceland and Lichtenstein and the Commonwealth of Independent States (“CIS”). For the avoidance of doubt, the definition of “European Territory” in the Amendment between the Parties dated as of May 23, 2006 to the Agreement shall also be amended for tablets containing [ * ] Toremifene to be the same definition as above.
a) Price
Orion’s price of bulk Orion Product to GTX, its Affiliates or its Unaffiliated Sublicensees for commercial purpose and to be sold, imported, marketed and distributed solely in European Territory, delivered [ * ] (with the foregoing being interpreted to effect the [ * ]), shall be:
[ * ] per [ * ] tablet for commercial sale in [ * ]; and
[ * ] per [ * ] tablet for commercial sale in all other European Territory countries
Nevertheless, the weighted average price per [ * ] tablets sold in European Territory in any calendar year shall not be less than [ * ] per [ * ] tablet. For purposes hereof, “weighted average price” shall be calculated as follows: [ * ] per tablet x [all tablets sold in [ * ] which GTX, its

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.

Affiliates and Unaffiliated Sublicensees believes in good faith, based upon a reasonable forecast, to be required for the consumption in [ * ] in the calendar year] + [ * ] per tablet x [all tablets sold in all other European Territory countries during the calendar year], the sum of which shall be divided by the total number of tablets sold in the European Territory during the calendar year.
In the event the “weighted average price” of all [ * ] tablets sold in the European Territory shall be less than [ * ] per tablet for any calendar year, GTX, its Affiliates or its Unaffiliated Sublicensees shall be required to make an additional payment for Product supply to Orion within 90 days of the end of the calendar year in an amount sufficient to allow the weighted average price of all [ * ] tablets sold during the calendar year to equal [ * ] per tablet.
For the avoidance of a doubt, the Parties understand and agree that Orion is bound to the aforementioned prices only to the extent that specifications, analyses and stability requirements are the same than for the tablets manufactured for the USA markets.
b) Sample Prices
Orion’s price of bulk Orion Product to GTX, its Affiliates or its Unaffiliated Sublicensees for samples, including clinical trial samples, used solely in European Territory, delivered [ * ] (with the foregoing being interpreted to effect [ * ]), shall be:
[ * ] per [ * ] tablet for European Territory
For the avoidance of a doubt, the Parties understand and agree that Orion is bound to the aforementioned prices only to the extent that specifications, analyses and stability requirements are the same than for the tablets manufactured for the USA markets.
3.	Marketing Plan and Reports. Without prejudice to Section 6.6 of the Agreement, the Parties agree on the terms with respect to European Territory countries as follows:
Marketing Plans. GTX shall develop and provide to Orion by October 31 of each year during the Term marketing and sales plans for the Product for all European Territory countries for the following calendar year, commencing with the calendar year in which Regulatory Approval is obtained in each respective European Territory country. Such plans shall include the projected Annual Net Sales.
Sales Reports for Product. GTX shall provide to Orion, within forty-five (45) days after the end of each calendar year, a written sales report for each of the European Territory countries in which Product is launched.
4.	This Amendment shall become effective on June 30, 2006.

5.	Except as specifically set forth and/or amended herein, all the terms and conditions of the Agreement shall remain unchanged.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.

IN WITNESS WHEREOF,
the Parties, through their authorized representatives, have executed two (2) identical copies of this Amendment.

Orion Corporation ORION PHARMA	GTx Inc.

By: /s/ Timo Lappalainen	By: /s/ Henry P. Doggrell

Name: Timo Lappalainen	Name: Henry P. Doggrell
Title: Senior Vice President	Title: VP, General Counsel

By: /s/ Matti Vaheri

Name: Matti Vaheri
Title: Director, Global Alliance Management

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.